Exhibit 99.1

ENERSYS PROMOTES MARK MATTHEWS TO PRESIDENT, SPECIALTY GLOBAL

READING, PA, USA, April 1, 2024 - EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, today announced the promotion of Mr. Mark Matthews to the role of President, Specialty Global. Since joining EnerSys in 2016 Mark has held roles of increasing responsibility, most recently Senior Vice President, Specialty Global.

Over the past seven and a half years, Mark has leveraged his unique lithium battery development expertise, exceptional leadership skills, and deep industry and government relationships to accelerate EnerSys’s growth initiatives in the transportation, aerospace, and defense markets, as well as the Company’s lithium production roadmap. Mark is spearheading the Company’s development plans for a 4GWh lithium-ion cell factory, and recently secured a comprehensive incentive package through South Carolina and Greenville County valued at approximately $200 million, which includes a combination of short-term and long-term incentives. He is also leading EnerSys’s efforts to secure additional project funding from the U.S. Department of Energy.

“I am pleased to promote Mark into the role of President, Specialty Global,” said Dave Shaffer, EnerSys CEO. “Since joining the company, Mark has delivered outstanding results, driving innovation in energy storage and lithium battery technology, and is a trusted leader within the organization and with our customers and other stakeholders. I am confident that his visionary leadership and ability to execute will continue to accelerate EnerSys’s position as a critical enabler of energy transition.”

Reflecting on his promotion, Mark remarked, "Having worked in lithium batteries for 29 years, this is the most exciting time for battery growth, and we must take advantage of this inflection point of global electrification. I am humbled and excited to lead the global Specialty business at EnerSys. I am committed to driving innovation, fostering collaboration, and delivering exceptional results that will help our customers solve their most challenging needs for power and propel EnerSys to new heights of success."

Mark’s career journey consists of extraordinary achievements and contributions in the energy storage and lithium battery technology industry, including designing a patented battery powered energy distribution system. Prior to joining EnerSys, Mark held a variety of management positions including CEO, President, General Manager, and leadership roles in Quality Management, Product Management, Global Sales, Engineering, and Research and Development. His prior work includes developing a groundbreaking technology that integrates renewable energy generation with energy storage and power distribution to reduce demand charges and utility costs. His other innovative designs facilitated the U.S. Army's conversion from Li-SO2 to Li-MnO2 technology, delivering 50% higher energy density at half the battery weight.

Mr. Matthews earned a Bachelor of Science Degree in Engineering Management with an emphasis in Chemical Engineering, from Missouri University of Science and Technology.

About EnerSys:

EnerSys is the global leader in stored energy solutions for industrial applications, designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events, including statements relating to development of a 4GWh lithium-ion cell factory and funding from the U.S. Department of Energy, and are subject to risks and uncertainties relating to operations, the economic environment and satisfying certain conditions, all of which are difficult to predict and many of which are beyond our control.

For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for fiscal year ended March 31, 2023. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

CONTACT

Lisa Hartman
VP, Investor Relations and Corporate Communications
EnerSys
610-236-4040

E-mail: investorrelations@enersys.com